Exhibit 10.12

SUBLEASE AGREEMENT

TERMS OF SUBLEASE	DESCRIPTION

Date:	November , 2015

Landlord:	SPF Mathilda, LLC

Sublandlord:	Knowles Electronics, LLC

Subtenant:	CrowdStrike, Inc., a Delaware corporation

Master Lease:	That certain Office Lease between Landlord and Sublandlord dated as of August 15, 2014 (the “Master Lease”) for the Premises as defined in the Master Lease.

Building:	150 Mathilda Place, Sunnyvale, California

Sublease Premises:

The sublease premises consists of approximately 6,657 rentable square Feet (“RSF”), located on the third floor of the Building and commonly known as Suite 300, as depicted in Exhibit A (the “Sublease Premises”).

Sublease Term:

The sublease term is approximately Seventy Two (72) months for the period from the Sublease Commencement Date through November 30, 2021 (the “Sublease Term”), unless terminated earlier as provided in this Sublease.

Sublease Commencement Date:

The sublease term for the Premises commences on the later of (i) the day that both Sublandlord and Subtenant have executed this Sublease, or (ii) the day Landlord’s Consent has been received (the “Sublease Commencement Date”).

Lease Year:	The period from December 1 through and including November 30th except the first Lease Year shall be from the Sublease Commencement Date through and including November 30, 2016.

Sublease Expiration Date:	November 30, 2021, unless terminated earlier as provided in this Sublease.

Base Rent Commencement Date:	Seventy Seven (77) days after the Sublease Commencement Date.

Additional Rent Commencement Date:	The Commencement Date for Additional Rent shall be day that is fifteen (15) days after the Sublease Commencement Date.

Permitted Use:	General office use consistent with a first-class office building.

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Base Rent Schedule:	As provided in Article IV of the Sublease.

Subtenant’s Share of Additional Rent:	4.97% as described in the Master Lease.

Security Deposit:	Eighty Nine Thousand Eight Hundred Sixty Nine Dollars and Fifty Cents ($89, 869.50)

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THIS SUBLEASE AGREEMENT (the “Sublease”), is made this      day of            , 2015 (the “Effective Date”), by and between Knowles Electronics, LLC, a Delaware limited liability company, with its principal place of business at 1151 Maplewood Drive, Itasca, Illinois 60143 (“Sublandlord”), and CrowdStrike, Inc., a Delaware corporation, with its principal place of business at 15440 Laguna Canyon Road, Suite 250, Irvine, California 92618 (“Subtenant”).

W IT N E S S E T H:

WHEREAS, SPF Mathilda, LLC, as landlord (“Landlord”), and Sublandlord are parties to that certain Office Lease dated as of August 15, 2014 (the “Master Lease”, a copy of which is attached as Exhibit B hereto). Pursuant to the terms of the Master Lease, Landlord leases to Sublandlord Suite 300 in that certain building located at 150 Mathilda Place, Sunnyvale, California (the “Building”), which comprises approximately 6,657 rentable square feet of space on the third (3rd) floor of the Building (the “Sublease Premises”), as further described in Exhibit A, being the same Premises as more particularly described in the Master Lease; and

WHEREAS, Sublandlord wishes to sublease to Subtenant the Sublease Premises, subject to and in accordance with the terms of this Sublease and in this regard, Subtenant agrees and consents to comply with the terms of the Master Lease, except as modified herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

ARTICLE 1 - LEASE OF SUBLEASE PREMISES

Effective as of the Sublease Commencement Date and continuing through to and including the Sublease Expiration Date, Sublandlord shall lease to Subtenant and Subtenant shall lease from Sublandlord the Sublease Premises, on all of the terms and conditions of the Master Lease, except as expressly provided herein. All capitalized words and phrases not otherwise defined or described in this Sublease shall have the meanings ascribed to them in the Master Lease.  All of the terms, covenants, conditions, and agreements, contained in the Master Lease are hereby incorporated into and made a part of this Sublease except the following:  1.3, Right of First Offer; 2.1, Initial Lease Term; 2.2 Option Term; 2.3, Tenant’s Termination Option; Article 3, Base Rent; Article 8.6, Tenant Improvement Allowance;  Article 11, Damage and Destruction, and Article 21, Security Deposit.  For purposes of this Sublease, references to Tenant in the Master Lease shall be deemed to refer to Subtenant.

ARTI CLE 2 - SUBLANDLORD REPRESENTATIONS AND WARRANTIES

Sublandlord represents and warrants that (a) a true and correct copy of the Master Lease, which has not been amended, is attached hereto as Exhibit B; (b) the Master Lease is in full force and effect and the Sublandlord has not entered into any other agreements pursuant to the Master Lease; (c) that Sublandlord and Landlord are not in default thereunder (and no condition exists which with the expiration of any applicable cure periods would result in a default thereunder) and Sublandlord has not received any notice of a default by Sublandlord thereunder or delivered to Landlord a notice claiming a default by Landlord thereunder and that Sublandlord has not mortgaged its leasehold estate in the Sublease Premises; (d) Sublandlord has no claims, defenses, or right of offset against payment of Rent under the Master Lease; (e) all conditions precedent to Sublandlord being able to seek the approval of the Landlord to assign or sublease the Master Lease as provided herein have been performed by Sublandlord, such that this Sublease can be entered into between the Sublandlord and Subtenant and be binding in accordance with its terms on the Sublandlord, Subtenant and the Landlord, upon receipt of Landlord’s written approval as provided in the Master Lease; and (f) Sublandlord shall not terminate the Master Lease or amend the Master Lease to increase Subtenant’s obligations to Landlord or diminish Subtenant’s rights hereunder.

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ARTICLE 3 - SUBLEASE TERM

(A) The term of this Sublease (the “Sublease Term”) shall commence on the “Sublease Commencement Date” and shall expire on November 30, 2021 (the “Sublease Expiration Date”), unless sooner terminated as provided in the Master Lease or this Sublease. Sublandlord shall deliver the Sublease Premises to Subtenant on the Sublease Commencement Date, provided that Subtenant has previously furnished Sublandlord and Landlord with evidence of insurance as provided in Article 9, and deposited with Sublandlord the Security Deposit as provided in Article 13.  The Sublease Commencement Date shall not be delayed if the delivery of the Sublease Premises is delayed due to Subtenant’s failure to timely deliver the foregoing items.

(B) Early Termination Option of the Sublease Term.  Subtenant shall have an option to terminate this Sublease as of November 30, 2019 (the “Early Termination Date”) with respect to the entire Sublease Premise.  Subtenant may exercise this early termination option by (i) written notice to Sublandlord given no later than seven (7) months prior to the Early Termination Date, and (ii) Subtenant’s payment to Sublandlord of a fee (the “Termination Fee”) equal to the sum of (A) the unamortized cost (as of the Early Termination Date) of the brokerage commissions paid by Sublandlord in connection with this Lease to the brokers involved in this Sublease as identified in Article 17, and (B)  (i) an amount equal to six (6) months of the then current monthly Base Rent, plus (ii) an amount equal to six (6) months of the then current payment for Tenant’s Share of Building Direct Expenses (as defined in the Master Lease).  For purposes of clause (A) above, the amortization shall be computed on a straight line basis over the period commencing on the first day of the Sublease Term and ending on the Lease Expiration Date, with interest at the rate of eight percent (8%) per annum.  The Termination Fee shall be paid to Sublandlord within thirty (30) days after Subtenant receives Sublandlord’s written notice of the amount of the Termination Fee, , and, if not so paid, then Tenant’s Early Termination Option shall be deemed to have not been validly exercised.  Upon any such early termination, Sublandlord shall return the Security Deposit to Subtenant as provided in Article 13.  Notwithstanding the foregoing, if Subtenant shall be in Default (as such term is defined in Article 10 below) at the time it exercises the Early Termination Option or at any time thereafter before the Early Termination Date, then at Sublandlord’s election, such exercise shall be deemed void and of no force or effect and the Termination Fee paid by Subtenant shall be returned to Subtenant.

(C) Intentionally Omitted.

(D) Subtenant must submit to Sublandlord and Landlord for their prior written approval, plans and descriptions of any part of Subtenant’s security system that will be located outside of the Sublease Premises, connecting with Building utilities, monitoring areas outside of the Sublease Premises and/or otherwise potentially impacting the use and enjoyment of the Building for other tenants of the Building; any modification of the plans and descriptions submitted will require Sublandlord’s and Landlord’s additional prior written approval and Subtenant may not make any changes prior to receipt of Landlord’s and Sublandlord’s written approval.  Any equipment installed by Subtenant without Landlord’s or Sublandlord’s approval will be subject to removal by Landlord and/or Sublandlord and Subtenant shall indemnify Sublandlord for all expenses and costs incurred in connection to with such removal and repair.  Upon termination or expiration of this Sublease, Subtenant shall remove all such equipment and restore the Sublease Premises and the common areas, if applicable, to its condition on the Sublease Commencement Date

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ARTICLE 4 - BASE RENT

(A)                     Subtenant shall pay to Sublandlord as base rent for the Sublease Premises under this Sublease the following amounts per month (the “Base Rent”), except as expressly provided in this Article 4 below:

Lease Year	Annual Rate Per Square Foot	Monthly Base Rent	Annual Base Rent
1*	$4.86	$32,353.00	$388,236.00
2	$5.03	$33,485.00	$401,816.00
3	$5.21	$34,683.00	$416,196.00
4	$5.39	$35,881.00	$430,575.00
5	$5.58	$37,146.00	$445,753.00
6	$5.77	$38,411.00	$460,931.00

*Lease Year 1 shall be the period from the Sublease Commencement Date through and including November 30, 2016.  Subject to and in accordance with the terms and conditions of this Article IV, (i) Additional Rent will abate for the fifteen (15) day period commencing with the Sublease Commencement Date, and (ii) Base Rent will abate for the seventy seven (77) day period commencing with the Sublease Commencement Date.  No other payments will abate during either period.

(B)                     Base Rent shall be payable in monthly installments as set forth in this Section.  Subtenant shall pay, without prior notice or demand, to Sublandlord via wire or electronic transfer to the account named in Article 11 or such other location as Sublandlord may designate in writing in legal tender for private or public debts in the United States of America, the Rent, in advance on or before five (5) business days before each payment of Rent is due under the Master Lease, without any notice, setoff or deduction whatsoever.  For the first calendar month of the Sublease Term in which any Base Rent or Additional Rent becomes payable (i.e., after expiration of the applicable abatement period described above) such amount shall be paid on the first day of that calendar month.  For any payment of Rent for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis If any rental payment date (including the Sublease Commencement Date) falls on a day of the month other than the first (1st) day of such month or if any rental payment is for a period which is shorter than one (1) month, then the Rent amount due for any such fractional month shall be a proportionate amount of a full calendar month amount based on the number of days for which any Rent amounts are payable for such fractional month divided by the actual number of days in the calendar month during which such fractional month occurs.  All other payments or adjustments required to be made under the terms of this Sublease that require proration on a time basis shall be prorated on the same basis.

(C)                     Notwithstanding anything to the contrary contained herein and provided that no Default by Subtenant occurs hereunder, Sublandlord hereby agrees that Additional Rent and Base Rent shall abate as provided in (A) above. During such the respective periods that Base Rent and Additional Rent abate, Subtenant shall still be responsible for the payment of all of its other monetary obligations under this Sublease and the Master Lease. In the event of a Default by Subtenant under the terms of this Sublease or the Master Lease that results in termination of this Sublease, Sublandlord shall be entitled to the recovery of the Additional Rent and Base Rent that was abated under the provisions of this Article 4.

(D)                     Subtenant’s failure to pay the Base Rent, Additional Rent (as defined in the Master Lease) or any other amounts due under this Sublease or the Master Lease within five (5) business days after Subtenant’s receipt of written notice from Sublandlord shall result in the imposition of a service charge for such late payment in the same amounts and at the same rates as provided in the Master Lease on such amounts due and on such time frames provided (“Service Charge”).  Sublandlord and Subtenant agree that this Service Charge represents a reasonable estimate of the costs and expenses Sublandlord will incur and is fair compensation to Sublandlord for its loss suffered

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by reason of late payment by Subtenant.

(E)                      All payments to Sublandlord shall be made by federal funds wire transfer according to wiring instructions specified in Article 11 herein, or as otherwise instructed by Sublandlord in writing from time to time.

(F)                       At any time during the Sublease Term, Sublandlord may deliver to Subtenant a notice in the form of Exhibit C, attached hereto (the “Notice of Sublease Term Dates”), as a confirmation of the information set forth therein, which Subtenant shall execute and return to Sublandlord within five (5) business days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Subtenant; provided, however, that all information set forth in any Notice of Lease Term Dates shall be consistent with the terms and conditions of this Sublease, and such Notice of Sublease Term Dates shall not constitute an amendment hereto.  Failure of Subtenant to timely execute and deliver the Notice of Sublease Term Dates shall constitute an acknowledgment by Subtenant that the statements included in such notice are true and correct, without exception.

ARTICLE 5 - EXPENSES AND TAXES

In addition to Base Rent, Subtenant shall be responsible for payment of Tenant’s Share of Additional Rent (as defined in the Master Lease) for all costs and expenses of every kind and nature which may be imposed by Landlord, pursuant to the Master Lease as incorporated into this Sublease and other charges assessed by Landlord due to Subtenant’s actions or inactions. Additional Rent payments shall be due and payable monthly in advance on or before the first day of each and every calendar month during the Sublease Term, without deduction or offset, and is subject to adjustment as provided in the Master Lease.  As used in this Agreement, “Rent” shall include Base Rent and Additional Rent and shall be paid to Sublandlord as provided in Section 11.  Any additional charges assessed by Landlord or Sublandlord shall be paid directly to the party assessing such additional charges, provided that Landlord agrees to accept direct payment when applicable.

ARTICLE 6 - USE OF SUBLEASE PREMISES; RIGHT OF QUIET ENJOYMENT

Subtenant shall use and occupy the Sublease Premises for general office use consistent with a first-class office building, and for no other use or purpose.

In addition to the payment of Rent in accordance with the terms of this Sublease, Subtenant shall perform and observe those terms to be performed by Sublandlord under the provisions of the Master Lease which arise or accrue during the Sublease Term, other than expressly as provided herein, and agrees to be bound by such terms and conditions of the Master Lease and the rights of Landlord under the Master Lease shall also be applicable to Sublandlord under this Sublease.

Subject to the foregoing paragraph, Subtenant hereby acknowledges that this Sublease is subordinate and subject to the Master Lease and that in the event of any termination of the Master Lease, the terms and conditions of Article 15 of this Sublease shall govern.

Whenever the provisions of the Master Lease require the written consent of the Landlord, such provisions shall be construed to require the written consent of both the Landlord and the Sublandlord. Notwithstanding anything to the contrary in this Sublease, if any of the express provisions of this Sublease shall conflict with any of the provisions of the Master Lease incorporated herein by reference, such conflict shall be resolved in every instance in favor of this Sublease; however, nothing contained in this Sublease shall be deemed, in any way, to modify any of the provisions of the Master Lease or provide Subtenant with any rights greater than those of Sublandlord.

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ARTICLE 7 - SALES, ASSIGNMENT AND SUBLEASE

Subtenant shall not sell or assign this Sublease or further sublet the Sublease Premises or any part or interest therein without the prior written consents of both Sublandlord and Landlord, which consents shall be subject to the same standard as contained in the Master Lease. If consent is once given by Sublandlord or Landlord to the assignment of this Sublease or to a subletting of the Sublease Premises or any interest therein, neither Sublandlord nor Landlord shall be barred from subsequently refusing to consent to any further assignment hereof or sublease of the Sublease Premises. To the extent Subtenant assigns or further sublets its rights hereunder, and such rental proceeds therefrom exceed the Rent due hereunder, Subtenant shall be liable to Landlord for a Transfer Premium as described in Article 14.3 of the Master Lease in addition to the costs and expenses incurred by Sublandlord and Landlord in reviewing such request.

ARTICLE 8 - INDEMNIFICATION

Subtenant shall indemnify, defend and hold Sublandlord and Landlord harmless from and against any and all costs, damages or expenses, including reasonable attorneys’ fees, relating to or resulting from any Defaults hereunder as to the Master Lease or this Sublease, and all matters to the extent related to actions or omissions of Subtenant (or Subtenant’s agents, employees, or invitees), subsequent to the Sublease Commencement Date of this Sublease, except to the extent any of the foregoing result from the negligence or willful misconduct of Sublandlord and/or Landlord.

Notwithstanding anything contained in this Sublease to the contrary, in no event will either party be liable to the other for consequential, incidental, indirect, punitive or special damages (including loss of profits or business) regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, and even if advised of the likelihood of such damages.

Sublandlord represents and warrants that it has not taken any act or refrained from taking any action and/or caused any damage to the Sublease Premises which would create a liability or obligation on the part of the Subtenant whereby Subtenant would be unable to surrender the Sublease Premises in a safe, clean and neat condition as the Sublease Premises were in as of the Sublease Commencement Date, normal wear and tear excepted.

ARTICLE 9 - INSURANCE

Subtenant shall obtain all insurance required of Sublandlord pursuant to the Master Lease, except as provided in Section 10.3.2(ii) of the Master Lease, and Sublandlord and Landlord shall be named as an additional insureds on such insurance policies to the extent Landlord and/or Sublandlord possesses an insurable interest. Prior to Subtenant’s use and/or occupancy of the Sublease Premises and no later than upon execution of this Sublease, Subtenant shall provide Sublandlord and Landlord with a certificate of insurance evidencing that such insurance is in full force and effect.

ARTICLE 10 - DEFAULT

The default provisions in Article 19 of the Master Lease are incorporated herein by reference, and shall apply with respect to any default by Subtenant or default by Sublandlord under this Sublease or relating to the Sublease Premises. A default by Subtenant under this Sublease (a “Default”) shall occur as provided in Article 19 of the Master Lease, including the applicable cure periods, except that all references to “Lease” in Subsections 19.1.1 and 19.1.2 of Article 19 shall be deemed to refer to “Sublease.” By way of clarification and to eliminate any doubt as to whether a default has occurred under this Sublease, all

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references in Article 19 of the Master Lease to “Tenant”,”Landlord”, “Lease” and “Premises” shall be deemed to refer to “Subtenant”, “Sublandlord”, “Sublease” and “Sublease Premises”. As between Sublandlord and Subtenant, in the event of Default by Subtenant in the any payment of Rent as and when due, or in the performance of any of Subtenant’s other obligations hereunder, Sublandlord shall have the right to exercise any and all available rights and remedies available at law or in equity by reason of any such Default by Subtenant, including, without limitation, all the rights of Landlord under the Master Lease. Upon any default of the Master Lease by Landlord, Sublandlord shall promptly, upon Subtenant’s request,   enforce the performance of Landlord, or any obligation of, or right against the Landlord, under or in connection with the Master Lease. In any dispute relating to an alleged Default or default hereunder the prevailing party (i.e., in the case of Subtenant for any action brought by Sublandlord, Sublandlord shall be the party entitled to receive) shall be entitled to reasonable attorneys’ fees and costs, in preparation, at trial, on appeal or in any ancillary proceeding associated therewith; Subtenant shall indemnify and hold harmless Sublandlord for any amounts expended by Sublandlord if Subtenant is not the prevailing party in any such claims.

ARTICLE 11 - NOTICES

Any notice, demand, consent or waiver required or permitted to be given or served by either party to this Sublease shall be in writing and shall be deemed to have been duly given if delivered in person (inclusive of overnight delivery, with delivery receipt) or sent by United States certified or registered mail, return receipt requested (but only effective three (3) business days after mailing), addressed to the other party or by email with confirmation of receipt as follows:

If to Sublandlord:	If to Subtenant:
Knowles Electronics, LLC 1151 Maplewood Drive Itasca, IL 60143 Attention: Brian Modloff with a copy to: Knowles Electronics, LLC 1151 Maplewood Drive Itasca, IL 60143 Attention: General Counsel	Until and after the Sublease Commencement Date: CrowdStrike, Inc. 15440 Laguna Canyon Rd., Suite 250 Irvine, CA 92618 Attention: General Counsel

Payment of Rent, the Security Deposit and any other sums due Sublandlord hereunder shall be made as follows:

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To Sublandlord:
Via Wire Account Name: Knowles Electronics, LLC Account Number: ABA Routing Number: Swift Code:

Payments that Subtenant owes to Landlord shall be paid as described in the Master Lease.

ARTICLE 12 - AUTHORITY AND CONTINUING LIABILITY OF SUBLANDLORD

Subtenant and Sublandlord each hereby covenant, warrant and represent to the other that each individual executing or delivering this Sublease on behalf of Subtenant or Sublandlord respectively is duly authorized to do so in accordance with the organizational documents of Subtenant and Sublandlord respectively; that this Sublease is binding upon each; that each of Subtenant and Sublandlord is duly organized in the State of origin and is authorized to conduct business in the State of California; and that the execution and delivery of this Sublease by will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Subtenant or Sublandlord respectively is a party or by which Subtenant or Sublandlord may be bound.

Sublandlord hereby acknowledges that this Sublease does not relieve it from its liability for the payment of rent and the performance and observance of all of the terms, conditions, covenants and obligations under the Master Lease. Sublandlord further acknowledges that this Sublease shall not be construed to modify, waive, impair, or affect any of the terms, provisions or conditions of the Master Lease, except as expressly stated in this Sublease with respect to extension of the Master Lease.

ARTICLE 13 — SECURITY DEPOSIT

Concurrent with Subtenant’s execution of this Sublease, Subtenant shall deposit with Sublandlord a security deposit (the “Security Deposit”) in the amount stated in the Terms of Sublease, as security for the faithful performance by Subtenant of all of its obligations under this Sublease and the Master Lease.  If Subtenant Defaults with respect to any provisions of this Sublease (including any obligations under the Master Lease), beyond any applicable notice and cure period set forth, including but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of damage, Sublandlord may, without notice to Subtenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in Default and Subtenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any alterations or improvements approved by Landlord or Sublandlord with the condition that such items be removed at the time of termination or expiration of the Sublease must be removed by Subtenant; Subtenant agrees that the cost of such removal and repair will be deducted from the Security Deposit and may include repairs to the Common Areas due to changes or damage caused by Subtenant.  Any unapplied portion of the Security Deposit shall be returned to Subtenant, or at Sublandlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Sublease Term.  Tenant shall not be entitled to any interest on the Security Deposit and Sublandlord shall have the right to commingle the Security Deposit with

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Sublandlord’s other funds.  Subtenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Sublandlord may, in addition, claim those sums specified in this Article 13 above and/or those sums reasonably necessary to compensate Sublandlord or Landlord for any loss or damage caused by Subtenant’s Default under this Sublease, including, but not limited to, all damages or rent due upon termination of this Sublease pursuant to Section 1951.2 of the California Civil Code (as such provision may be amended or modified).

ARTICLE 14 - LANDLORD’S CONSENT

It is acknowledged and agreed that this Sublease is conditioned upon Landlord granting its written consent to the terms and conditions hereof, subject to and in accordance with the terms of Article 14 of the Master Lease (such consent being referred to as the “Consent”). Unless specifically set forth in writing, Landlord’s Consent does not constitute approval by Landlord of any of the provisions of this Sublease, or agreement thereto or therewith, but only approval of the sublet of the Sublease Premises to Subtenant. Sublandlord shall be solely responsible for all costs to obtain Landlord’s consent to this Sublease.

Sublandlord shall use commercially reasonable efforts to deliver to Subtenant the Consent of Landlord to this Sublease within thirty (30) days after full execution of this Sublease. Sublandlord shall make a written request to cause Landlord to include in the Consent a commercially reasonable non-disturbance agreement that would recognize Subtenant under a direct lease with substantially the same terms and conditions of this Sublease.  Any payment of attorneys’ fees required by Landlord as a condition to delivering such non-disturbance agreement shall be split equally between Sublandlord and Subtenant. Subtenant shall cooperate with Sublandlord in seeking the Consent, including, without limitation, promptly supplying all information and documentation reasonably requested by Landlord with respect to Subtenant. If the Consent of Landlord to this Sublease is not obtained within sixty (60) days after full execution of this Sublease, provided that Subtenant has promptly and diligently furnished to Sublandlord and Landlord all information reasonably requested by them, Subtenant shall have the right to terminate this Sublease by giving written notice to Sublandlord pursuant to Article 11, in which case the Security Deposit shall be promptly returned to Subtenant and the parties shall have no further obligation to each other.  To the extent that any delays in Consent is caused by Subtenant’s actions or inactions shall not postpone any of Subtenant’s obligations for payment of Rent under this Sublease.

This Sublease is also conditioned upon Subtenant receiving adequate assurances (as determined by Subtenant) that Landlord will agree to allow Subtenant to install a biometric lock on the doors of the Premises and audio/video monitoring equipment, as shown on the plans and specifications attached as Exhibit D.

ARTICLE 15 - TERMINATION OF MASTER LEASE

If at any time prior to the expiration or termination of this Sublease, the Master Lease shall expire or terminate (or Sublandlord’s right to possession shall terminate without termination of the Master Lease), this Sublease shall simultaneously expire or terminate. However, Subtenant agrees, at the election and upon the written demand of Landlord, and not otherwise, to attorn to Landlord for the remainder of the Sublease Term, with such reasonable modifications to the Master Lease, as Landlord and Subtenant may agree upon, provided that Landlord takes over and otherwise assumes all of the right, title and interest of Sublandlord under this Sublease.

The foregoing provisions of this paragraph shall apply notwithstanding that, as a matter of law, this Sublease shall terminate upon the termination of the Master Lease and shall be self-operative upon such written demand

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of the Landlord, and no further instrument shall be required to give effect to said provisions; provided, however, Subtenant agrees to execute an attornment agreement, in form and substance acceptable to Landlord and Subtenant, pursuant to which Subtenant confirms that all obligations owed to Sublandlord under this Sublease shall become obligations owed to Landlord for the balance of the Sublease Term, and Landlord agrees to take over all of the right, title and interest of Sublandlord under this Sublease.

ARTICLE 16 - NO PRIVITY

Notwithstanding anything to the contrary in this Sublease, unless Subtenant attorns to Landlord in accordance with the terms of Article 15 above, in no event shall Landlord be deemed to be in privity of contract with Subtenant or owe any obligation or duty to Subtenant under the Master Lease or this Sublease, any duties of Landlord under the Master Lease are required by law being in favor of, for the benefit of, and enforceable solely by Sublandlord. Sublandlord agrees to coordinate with Subtenant to seek to obtain notice and opportunity to cure rights for Subtenant with respect to any breach or default by Sublandlord under the Master Lease.

ARTICLE 17 - REAL ESTATE BROKERS

Sublandlord and Subtenant each confirm and agree that no broker other than Cushman & Wakefield (Douglas Sugimoto) representing Sublandlord and Jones Lang LaSalle (Steve Levere) representing Subtenant (collectively, the “Brokers”) is entitled to a commission in connection with this Sublease, which commission shall be payable only pursuant to the terms of a separate written agreement between Sublandlord and its Broker. Sublandlord and Subtenant jointly and severally agree to indemnify and hold Landlord harmless from all loss, costs (including, without limitation, reasonable attorney’s fees), damages and expenses arising from any claims or demands of any other broker or finder for any commission or fee due or alleged to be due in connection with this Sublease by reason of the act of the indemnifying party. Further, each of Sublandlord and Subtenant agree to indemnify and hold harmless the other party hereto from all loss, costs (including, without limitation, reasonable attorney’s fees), damages and expenses arising from any claims or demands of any broker or finder for any commission or fee due or alleged to be due in connection with this Sublease by reason of the act of the indemnifying party, except with respect to the Brokers, as set forth herein.

ARTICLE 18 - DELIVERY OF COPIES OF NOTICES

Sublandlord and Subtenant agree to promptly deliver within three (3) business days (unless such notices requires performance within a lesser period of time, in which case such time for delivery shall be similarly reduced) copies of all notices sent or received under the Master Lease and under this Sublease to Landlord and to each other, as applicable. Sublandlord is required to provide to Subtenant any and all notices received from Landlord, with sufficient time to ensure that Subtenant has sufficient opportunity to exercise any option to cure any alleged breach of Sublandlord in the Master Lease.

ARTICLE 19 - CONDITION OF SUBLEASE PREMISES

Subtenant acknowledges that it is subleasing the Sublease Premises “AS IS” and to the best of Sublandlord’s information and belief, the Sublease Premises is in good repair and working order.  Subtenant acknowledges that it has had access to the Sublease Premises prior to the Sublease Commencement Date and the opportunity to inspect the Sublease Premises to make its own determination regarding the present condition of the Sublease Premises.  Accordingly, Sublandlord’sacknowledgement of condition, as expressly stated in this Article 19, is limited to defects that are known to Sublandlord.. Sublandlord lacks sufficient knowledge to make any representation or warranty about the Building outside of the Sublease Premises and consequently, except as expressly provided in this Article 19, makes no representation or warranty regarding such areas. Sublandlord is not obligated to perform any work of improvement, including repainting, to prepare the Sublease Premises for Subtenant’s occupancy.

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Sublandlord has provided Subtenant an inventory of the furniture, fixtures and equipment (“FF&E”) in the Sublease Premises. Not later than the date of full execution of this Sublease,, Subtenant will advise Sublandlord in writing which items of FF & E Subtenant would like removed from the Sublease Premises; Sublandlord will remove those items on or before the later of (i) the Sublease Commencement Date; or (ii) ten (10) business days of receipt of Subtenant’s request for removal of FF&E.

Sublandlord will lease the remaining FF&E items on such inventory to Subtenant for one dollar ($1.00) per year Subtenant shall be solely responsible for upkeep, maintenance, repair and insuring all FF&E remaining in the Sublease Premises.  Subtenant will promptly notify Sublandlord of any items of FF&E that are damaged and cannot be repaired and reimburse Sublandlord for such items.  No FF&E may be removed from the Sublease Premises (other than for repair or maintenance) without Sublandlord’s prior written consent.

In the event that Subtenant does not exercise the early termination option and is not in Default under the Master Lease or Sublease as of December 1, 2019, Sublandlord will sell Subtenant all FF&E for the sum of an additional dollar ($1.00).  If Subtenant elects not to purchase the FF&E, Sublandlord shall remove all FF&E on the Sublease Expiration Date and repair all damage to the Premises caused by such removal.  All FF&E is leased (and if sold, will be sold) to Subtenant “AS IS and WITH ALL FAULTS” with no warranties other than any manufacturers warranties, as may be in effect.

Subtenant represents and warrants that they will continue existing and replacement service agreements for FF&E remaining in the Sublease Premises throughout the Sublease Term and will assume the applicable monthly service and maintenance charges, including without limitation, Sublandlord’s security system, CCTV system and card reader system.  Upon request of Sublandlord, Subtenant will furnish evidence of such policies for service and maintenance of other information related to such FF&E as may be requested by Sublandlord.

Subtenant acknowledges and agrees that Subtenant is not entitled to receive a tenant improvement allowance or any other allowance from Sublandlord or Landlord in connection with this Sublease.

Subtenant is not authorized to make or do any alterations or improvements in or to the Sublease Premises without Sublandlord’s and Landlord’s consent as required by the Master Lease and this Sublease.

Any improvements constructed to the Sublease Premises by Subtenant in accordance with this Sublease shall (i) be at Subtenant’s sole costs and expense; (ii) be subject to the approval and consent of the Sublandlord and Landlord pursuant to the Master Lease and this Sublease; (iii) be subject to removal by Subtenant at the expense of Subtenant at the end of the Sublease Term (unless Sublandlord or Landlord otherwise instructs Subtenant in writing or have been pre-approved as an improvement that does not require removal); and (iv) comply with all applicable Laws, ordinances and codes and all of the provisions of the Master Lease.

Subtenant shall surrender the Sublease Premises to Sublandlord on the Sublease Expiration Date or such earlier termination date in the condition required by this Sublease and in accordance with the terms of the Master Lease, and in a broom-clean condition, normal wear and tear, casualty and condemnation, and damage by Landlord or Sublandlord excepted, and as set forth in Article 15 of the Master Lease, provided, however, that in no event shall Subtenant be required to remove any alterations or improvements to the Sublease Premises that were installed before the Sublease Commencement Date.

ARTICLE 20 - PARKING AND COMMON AREAS

Sublandlord shall make available to Subtenant its unreserved parking passes as provided by Landlord, subject to and in accordance with Article 28 of the Master Lease.

ARTICLE 22 - HAZARDOUS MATERIALS

Subtenant shall not use, generate, manufacture, store or dispose of, on or about the Sublease Premises or Building, or transport to or from the Sublease Premises or Building, any Hazardous Materials. Notwithstanding

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the provisions of this Article 22, Subtenant and Sublandlord shall have the right to use, generate and store on the Sublease Premises and the Building, and transport to and from the Sublease Premises and the Building, those Hazardous Materials which are generally used in the ordinary course of business; provided, however, that Subtenant’s and Sublandlord’s use, generation, storage and transport thereof is in compliance with all applicable federal, state and local laws, regulations and ordinances and Subtenant is further subject to the restrictions in set forth below. As used in this Sublease, “Hazardous Materials” shall mean any material or substance that is now or hereafter defined or regulated by any statute, regulation, ordinance, or governmental authority thereunder, as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including but not limited to (i) petroleum and any of its constituents or byproducts, (ii) radioactive materials, (iii) asbestos in any form or condition, and (iv) substances or materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq. The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; The California Fish and Game Code. Notwithstanding anything herein to the contrary, Subtenant further agrees as follows:

1.                            Subtenant will not use, store or bring onto the Building, Property or Sublease Premises any chlorinated solvents.

2.                            Subtenant will not discharge any material to the storm water system, whether or not such material is Hazardous Material.

3.                            Prior to using, storing or generating any Hazardous Materials at the Building or Sublease Premises which is permitted hereunder, Subtenant will obtain Landlord’s written consent for such use, storage or generation. Subtenant’s request for consent shall include the following: (i) the chemicals and quantities; (ii) copies of any MSDS for such chemicals; and (iii) copies of any Subtenant written policies with respect to the use of such materials and any accidental spills.

ARTICLE 23 — DAMAGE AND DESTRUCTION

If Subtenant is deprived of substantial use of the Sublease Premises by reason of fire, earthquake, or any other casualty as provided in Article 11 of the Master Lease, and Subtenant cannot be restored to full use and possession of the Sublease Premise within one hundred and eighty (180) days (ninety (90) days if the casualty occurs within the last year of the Sublease Term) after date of the casualty, as reasonably determined by Subtenant, Subtenant shall have the right to terminate this Sublease by giving written notice to Sublandlord within sixty (60) days after the date of Subtenant’s discovery of the damage.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease on the day and year first above written.

SUBLANDLORD:		SUBTENANT:
KNOWLES ELECTRONICS, LLC		CrowdStrike, Inc.

By:	/s/ Brian Modloff	By:	Burt Podbere

Print Name: Brian Modloff		Print Name: Burt Podbere

Title: Director- Global Facilities/HR Mgr		Title: CFO

Date: 17-Dec 2015		Date: 12/17/2015

13

NOTICE OF LEASE TERM DATES

Date:

To:                             CrowdStrike, Inc.

Attention:

Re:                   Sublease dated as of November    , 2015 between Knowles Electronics, LLC (“Sublandlord”) and CrowdStrike, Inc. (“Subtenant”) concerning Suite 300 at 150 Mathilda Place, Sunnyvale, California

Dear                                :

In accordance with the Sublease (the “Sublease”), we wish to advise you and/or confirm as follows:

I.                              The Sublease Term shall commence on or has commenced on                     for a term ending on                         , unless terminated earlier as provided in the Sublease.

2.                            Base Rent commenced to accrue on                   , in the amount of                           .

3.                            Your rent checks should be made payable to at

4.                            The exact number of rentable square feet within the Premises is 6,657 square feet.

5.                            Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is 4.97%.

Failure of Tenant to timely execute and deliver this Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in this notice are true and correct, without exception.

SUBLANDLORD: KNOWLES ELECTRONICS, LLC

By:
Its:
Date:

Agreed to and Accepted to.
SUBTENANT: CROWDSTRIKE, INC.

By:
Its:
Date:

Exhibit B

OFFICE LEASE

SUNNYVALE CITY CENTER

SPF MATHILDA, LLC,

a Delaware limited liability company,

as Landlord,

and

KNOWLES ELECTRONICS, LLC,

a Delaware limited liability company,

as Tenant.

EXHIBITS
A	OUTLINE OF PREMISES
B	INTENTIONALLY OMITTED
C	FORM OF NOTICE OF LEASE TERM DATES
D	RULES AND REGULATIONS
E	FORM OF TENANT’S ESTOPPEL CERTIFICATE

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INDEX

Page(s)

Additional Notice	15
Additional Rent	6
Affiliate	26
Alterations	15
Base Rent	6
Brokers	37
Building	I
Building Common Areas,	I
Building Direct Expenses	6
Building Hours	13
Building Operating Expenses	6
Building Tax Expenses	6
City Parking Access Area	34
City Parking Rights	34
Common Areas	I
Comparable Buildings	1
Comparable Transactions	4
Concessions	4
Contemplated Effective Date	25
Contemplated Transfer Space	25
Cost Pools	11
Damage Termination Date	22
Damage Termination Notice	22
Direct Expenses	6
Early Termination Date	5
Eligibility Period	15
Energy Disclosure Requirements	13
Estimate	11
Estimate Statement	11
Estimated Direct Expenses	11
Excess	11
Expense Year	6
Extension Option	4
Fair Market Value	4
First Offer Notice	2
First Offer Space	2
Fitness Center	40
Fitness Center Users	40
Force Majeure	36
Holidays	13
HVAC	13
Identification Requirements	39
Initial Notice	14
Intention to Transfer Notice	25
Landlord	I
Landlord Default	14
Landlord Parties	19
Landlord Repair Notice	21

ii

Page(s)

Lease	1
Lease Commencement Date	3
Lease Expiration Date	3
Lease Term	3
Lease Year	3
Lines	39
Mail	36
Management Fee Cap	8
Nine Month Period	25
Notice of Lease Term Dates	3
Notices	36
Operating Expenses	6
Option Rent	4
Option Rent Notice	4
Option Term	4
Original Improvements	20
Original Tenant	2
Other Improvements	38
Premises	1
Project,	1
Proposition 13	10
Renovations	38
Rent	6
Right of First Offer	2
Security Deposit	30
Statement	11
Subject Space	24
Summary
Superior Rights Holders	2
Tax Expenses	9
Tenant	1
Tenant Energy Use Disclosure	13
Tenant Improvements	17
Tenant’s Agents	18
Tenant’s Share	10
Tenant’s Termination Option	5
Termination Fee	5
TI Allowance Period	17
Transfer Notice	23
Transferee	23
Underlying Documents	7
Waiver Period	2

iii

SUNNYVALE CITY CENTER

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”) below, is made by and between SPF MATHILDA, LLC, a Delaware limited liability company (“Landlord”), and KNOWLES ELECTRONICS, LLC, a Delaware limited liability company (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION

1.	Date:	August 15, 2014

2.	Premises (Article 1).

	2.1 Building:	150 Mathilda Place, Sunnyvale, California

	2.2 Premises:	Approximately 6,657 rentable square feet of space located on the third (3rd) floor of the Building and commonly known as Suite 300, as further set forth in Exhibit A to the Office Lease.

3.	Lease Term (Article 2).

	3.1 Length of Term:	Seven (7) years.

	3.2 Lease Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) December 1, 2014.

3.3 Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the seven (7) year anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the seven (7) year anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximately Monthly Rental Rate per Rentable Square Foot
Lease Year 1	$359,478.00	$29,956.50	$4.50
Lease Year 2	$372,059.76	$31,004.98	$4.66
Lease Year 3	$385,081.80	$32,090.15	$4.82
Lease Year 4	$398,559.72	$33,213.31	$4.99
Lease Year 5	$412,509.36	$34,375.78	$5.16
Lease Year 6	$426,947.16	$35,578.93	$5.34
Lease Year 7	$441,890.28	$36,824.19	$5.53

5.	Intentionally Omitted

6.	Tenant’s Share (Article 4):	4.97%.

7.	Permitted Use (Article 5):	General office use consistent with a first-class office building.

8.	Security Deposit (Article 21):	$73,648.38.

9.	Parking Pass Ratio (Article 28):	2.86 unreserved parking passes for every 1,000 rentable square feet of the Premises.

10.	Address of Tenant (Section 29.18):

Knowles Electronics, LLC
1151 Maplewood Drive
Itasca, Illinois 60143
Attention: General Counsel

and

Knowles Electronics, LLC
150 Mathilda Place, Suite 300
Sunnyvale, California
Attention: Brian Modloff

11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.24):

Representing Landlord:

Cassidy Turley Northern California Inc.
300 Santana Row, Fifth Floor
San Jose, CA 95128
Attention: Steve Horton

and

CBRE, Inc.
225 W. Santa Clara Street, Suite 1050
San Jose, California 95113
Attention: Jeff Houston

Representing Tenant:

Cushman & Wakefield
560 S. Winchester Boulevard,
Suite 200 San Jose, California 95128
Attention: Doug Sugimoto

13.	Intentionally Omitted.

14.	Tenant Improvement Allowance (Section 8.6):	$79,884.00 (i.e., $12.00 per rentable square feet).

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1                               Premises, Building, Project and Common Areas.

1.1.1                     The Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”).  The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary.  The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.  The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2 below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3 below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2 below.  Landlord shall cause those portions of the Building systems located within and exclusively serving the Premises to be, as of the Commencement Date, in good working order and condition; provided, however, that the foregoing shall not imply any representation or warranty as to the useful life of such systems.  Except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises.  Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease.  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair.

1.1.2                     The Building and The Project.  The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”).  The Building is part of an office project known as “Sunnyvale City Center.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, (iii) the other office buildings located adjacent to the Building and the land upon which such adjacent office building is located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3                     Common Areas.  Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”).  The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord.  The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord.  The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other Class A, mid-rise office buildings in the downtown areas of Sunnyvale, Palo Alto and Mountain View, California, which buildings are comparable in quality of appearance, services, and amenities (the “Comparable Buildings”) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time.  Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

1.2                               Rentable Square Feet of Premises.  For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary and shall not be subject to remeasurement or modification.

1.3                               Right of First Offer.  Right of First Offer.  Landlord hereby grants to the Tenant originally named in this Lease (the “Original Tenant”) and any Permitted Transferee (as defined below) a continuing right of first offer (the “Right of First Offer”) with respect to the two (2) spaces on the third (3rd) floor of the Building which are contiguous to the Premises (collectively, “First Offer Space”), subject to this Section 1.3.  Notwithstanding the foregoing, such first offer right of Tenant shall be subordinate to (i) all rights of tenants under leases of the First Offer Space existing as of the date of this Lease, (ii) all renewals or extensions of then existing leases of the First Offer Space, whether or not such renewals or extensions are specifically contemplated by the terms of such lease(s), and (iii) all existing rights of other tenants of the Project, which rights relate to the First Offer Space and which rights are set forth in leases of space in the Project existing as of the date of this Lease, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases (all such tenants under existing leases of the First Offer Space and such other tenants of the Project being referred to herein, collectively, the “Superior Right Holders”).  Tenant’s Right of First Offer shall be on the terms and conditions set forth in this Section 1.3.

1.3.1                     Procedure for Offer.  Landlord shall notify Tenant (a “First Offer Notice”) from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space.  Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space.  A First Offer Notice shall describe the space so offered to Tenant (including the rentable square footage and location thereof) and shall set forth (i) the First Offer Rent, as that term is defined below, for the First Offer Space during the “First Offer Term,” as that term is defined below, (ii) the date on which Landlord anticipates the First Offer Space to become available for delivery to Tenant, (iii) the amount of any tenant improvement allowance, or a description of any work to be performed by Landlord, if any, (iv) the amount of any free rent or other rent concessions, if any, and (v) the other economic terms upon which Landlord is willing to lease such space to Tenant.

1.3.2                     Procedure for Acceptance.  If Tenant wishes to exercise the Right of First Offer with respect to the space described in a First Offer Notice, then within five (5) business days of delivery of such First Offer Notice to Tenant, Tenant shall deliver notice to Landlord irrevocably exercising its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein.  If Tenant does not so notify Landlord within the five (5) business day period, then Landlord shall be released of its obligation to lease such First Offer Space to Tenant for a period of nine (9) months following the relevant First Offer Notice (the “Waiver Period”), and Landlord shall have the right during such Waiver Period to lease the First Offer Space to any third party for a term and on such other conditions as Landlord may determine in Landlord’s sole discretion.  If Landlord has not leased the First Offer Space to a third party within the Waiver Period, then the provisions of this Section 1.3 shall again apply to the First Offer Space, provided, however, that if Landlord is actively and in good faith negotiating with a third party with respect to the First Offer Space at the end of such Waiver Period, the Waiver Period shall be extended through the date such negotiations conclude.  Upon Landlord’s leasing the applicable First Offer Space to any third party during the Waiver Period, all rights of Tenant with respect to such First Offer Space under this Section 1.3 shall cease until the First Offer Space becomes available for lease again at a future date.

1.3.3                     First Offer Space Rent.  The rent (the “First Offer Rent”) payable by Tenant during the “First Offer Term” (as that term is defined in Section 1.3.4 below) shall be equal to the annual Fair Market Value (as defined in Section 2.2.2 below) of the First Offer Space as of the First Offer Commencement Date (defined in Section 1.3.4 below).

1.3.4                     Amendment to Lease.  If Tenant timely exercises Tenant’s right to lease First Offer Space as set forth herein, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute a lease amendment for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice therefor and otherwise on the same terms and conditions set forth in the Lease, as hereby amended.  Subject to any period of rental abatement and/or any period for construction of First Offer Space improvements contained in the First Offer

Notice, Tenant shall commence payment of Rent for such First Offer Space, and the term of such First Offer Space (the “First Offer Term”) shall commence, upon the date (the “First Offer Commencement Date”) that is the later of (a) the date of delivery of such First Offer Space to Tenant, and (b) the commencement date determined in accordance with the terms and conditions of the First Offer Notice, and shall terminate on the date that is the later to occur of (i) the last day of the Lease Term (as the same previously may have been extended) and (ii) the date immediately preceding the fifth (5th) anniversary of the First Offer Commencement Date.

1.3.5                     Termination of Right of First Offer.  The rights contained in this Section 1.3 shall be personal to the Original Tenant or any Permitted Transferee, and may only be exercised by the Original Tenant or any Permitted Transferee if the Original Tenant or any Permitted Transferee is leasing the entire Premises and is not subleasing more than twenty-five percent (25%) of the entire Premises.  Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease (after any applicable notice and cure periods) or Tenant has previously been in default (after any applicable notice and cure periods) under this Lease.

ARTICLE 2

LEASE TERM

2.1                               Initial Lease Term.  The terms and provisions of this Lease shall be effective as of the date of this Lease.  The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided.  For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the eleventh full calendar month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date.  At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto (the “Notice of Lease Term Dates”), as a confirmation of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof, and thereafter the dates set forth on such notice shall be conclusive and binding upon Tenant; provided, however, that all information set forth in any Notice of Lease Term Dates shall be consistent with the terms and conditions of this Lease, and such Notice of Lease Term Dates shall not constitute an amendment hereto.  Failure of Tenant to timely execute and deliver the Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

Tenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Landlord to enter upon the Premises, at Tenant’s sole risk and expense, at least four (4) months prior to the Lease Commencement Date for the purpose of constructing the Tenant Improvements (as defined below) and installing furniture, fixtures and equipment; provided, however, that (a) the provisions of this Lease, other than with respect to the payment of Base Rent and Building Direct Expenses (as defined below), shall apply during such early entry, including, but not limited to, the provisions of Section 10.1 relating to Tenant’s indemnification of the Landlord Parties (as defined below), (b) prior to any such entry, Tenant shall pay for and provide evidence of the insurance to be provided by Tenant pursuant to the provisions of Article 10, (c) Tenant shall pay all utility, service and maintenance charges for the Premises attributable to Tenant’s early entry and use of the Premises as reasonably determined by Landlord, and (d) prior to such entry, Tenant shall have delivered to Landlord an executed original of this Lease and payment in an amount equal to: (i) Base Rent for the first (1st) month of the Lease Term in which Base Rent is due, plus (ii) Building Direct Expenses for the first (1st) months of the Lease Term in which Building Direct Expenses are due, plus (iii) the Security Deposit set forth in Section 8 of the Summary.  Upon Tenant’s breach of any of the foregoing conditions, Landlord may, in addition to exercising any of its other rights and remedies set forth herein, revoke such license upon Notice to Tenant.

2.2                               Option Term.

2.2.1                     Option Right.  Landlord hereby grants the Original Tenant one (1) option to extend (“Extension Option”) the Lease Term for a period of five (5) years (the “Option Term”), which option shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in monetary default under this Lease and Tenant has not previously been in monetary default under this Lease.  Upon the proper exercise of such Extension Option, and provided that, at Landlord’s option, as of the end of the initial Lease Term, Tenant is not in monetary default under this Lease and Tenant has not previously been in monetary default under this Lease, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years.  The rights contained in this Section 2.2 shall be personal to the Original Tenant and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of Tenant’s interest in this Lease) if the Original Tenant occupies the entire Premises.

2.2.2                     Option Rent.  The rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the Premises.  “Fair Market Value” shall mean the fixed rent component (and one hundred percent (100%) of the additional rent component) of the rent (including any additional rent and considering any “triple net” applicable thereto or “base year” or “expense stop” applicable thereto), on an annual per rentable square foot basis, including all escalations, at which tenants, as of the commencement of the Option Term (or the First Offer Space during the First Offer Term, if applicable) , are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Premises (or First Offer Space, if applicable) for a term of five (5) years, in an arm’s length transaction consummated during the twelve (12) month period prior to the date on which Landlord delivers to Tenant the “Option Rent Notice,” as this term is defined below, (or the First Offer Notice, as applicable) which comparable space is located in the Project, or if there is not a sufficient number of comparable transactions in the Project, then in the Comparable Buildings (“Comparable Transactions”), taking into consideration only the following concessions (“Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, and (b) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the Premises (or the First Offer Space, if applicable), such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by Tenant based upon the fact that the precise tenant improvements existing in the Premises are specifically suitable to Tenant; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to lease the Premises during the Option Term (or the First Offer Space during the First Offer Term, if applicable) or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (ii) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces; provided that, Tenant shall continue to pay Tenant’s Share of Building Direct Expenses during the Option Term in accordance with Article 4 below.  The Option Rent (or First Offer Rent, if applicable) shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a security deposit, letter of credit or guaranty, for Tenant’s rent obligations during the Option Term (or First Offer Term, if applicable).  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions upon tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

2.2.3                     Exercise of Option.  The Extension Option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver irrevocable written notice to Landlord not more than twelve (12) months nor less than ten (10) months prior to the expiration of the initial Lease Term exercising its option; (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”), to Tenant not later than thirty (30) days following Landlord’s receipt of the Option Rent Notice, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the option by delivering irrevocable written notice thereof to the Landlord.

2.3                               Tenant’s Termination Option.

2.3.1                     Termination Option.  Tenant shall have the option (“Tenant’s Termination Option”) to terminate this Lease as of the expiration of the sixtieth (60th full month of the Lease Term (the “Early Termination Date”) with respect to the entire Premises.  Tenant’s Termination Option shall be exercised, if at all, by (i) written notice to Landlord given no later than six (6) months prior to the Early Termination Date, and (ii) Tenant’s payment to Landlord of a fee (the “Termination Fee”) equal to the sum of (A) the unamortized cost (as of the Early Termination Date) of (1) the brokerage commissions paid by Landlord in connection with this Lease to the brokers identified in Section 12 of the Summary, and (2) the Tenant Improvement Allowance, (B) an amount equal to six (6) months of the then current monthly Base Rent, and (C) an amount equal to six (6) months of the then current payment for Tenant’s Share of Building Direct Expenses.  For purposes of clause (A) above, the amortization shall be computed on a straight line basis over the period commencing on the first day of the Lease Term and ending on the Lease Expiration Date, with interest at the rate of eight percent (8%) per annum.  The Termination Fee shall be paid to Landlord within thirty (30) days after Tenant’s delivery of its exercise notice, and if not so paid, then Tenant’s Termination Option shall be deemed to have not been validly exercised.

If Tenant shall lease the Offer Space pursuant to Section 1.3, or Tenant shall otherwise lease any space in the Building in addition to the original Premises leased under this Lease, the Termination Fee shall be increased by an amount equal to the unamortized amount (as of the Early Termination Date) of any tenant improvement allowance granted by Landlord to Tenant with respect to Tenant’s lease of such space (or the cost of any work performed by Landlord in connection with Tenant’s initial occupancy of such space, as the case may be), any brokerage commissions paid by Landlord in connection with Tenant’s lease of such space, and any free rental period with respect to Tenant’s lease of such space, such amortization to be computed on a straight line basis over the period commencing on the rent commencement date under this Lease with respect to such space (or, if the rent commencement date is not the first day of a calendar month, on the first day of the first full calendar month after the rent commencement date), and ending on the Lease Expiration Date, together with interest at the rate of eight percent (8%) per annum

2.3.2                     Effect of Assignment; Default.  Tenant’s Termination Option is personal to the Original Tenant and any Permitted Transferee.  Accordingly, if the Original Tenant shall assign this Lease prior to its exercise of Tenant’s Termination Option (other than to a Permitted Transferee), then Tenant’s Termination Option shall thereupon be deemed terminated and Tenant shall have no rights pursuant to this Section 2.3 and any purported exercise of Tenant’s Termination Option after the date of such assignment shall be deemed void and of no force or effect.  Tenant’s assignment of this Lease after its exercise of Tenant’s Termination Option shall not in any way affect the validity of such exercise or the termination of this Lease as of the Early Termination Date in accordance with such exercise.  Notwithstanding the foregoing, if Tenant shall be in default under this Lease beyond any applicable notice and cure periods at the time it exercises Tenant’s Termination Option or any time after Tenant exercises Tenant’s Termination Option, then, at Landlord’s election, such exercise shall be deemed void and of no force or effect.

2.3.3                     Surrender.  If Tenant shall exercise Tenant’s Termination Option, then, on or before the Early Termination Date, Tenant shall vacate and surrender the Premises to Landlord in the condition required by this Lease (as if the Early Termination Date were the original expiration date under this Lease).

2.3.4                     Unexercised Rights.  As of the date Tenant provides notice exercising Tenant’s Termination Option, any unexercised rights or options of Tenant to renew the Lease Term or to expand the Premises (whether expansion options, rights of first refusal, rights of first offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

ARTICLE 3

BASE RENT

Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever except as expressly provided in this Lease.  The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease.  If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent.  All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4

ADDITIONAL RENT

4.1                               General Terms.  In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Building Direct Expenses,” as those terms are defined in Sections 4.2.9 and 4.2.2 of this Lease, respectively.  Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent.  Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2                               Definitions of Key Terms Relating to Additional Rent.  As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     Intentionally Omitted.

4.2.2                     “Building Direct Expenses” shall mean “Building Operating Expenses” and “Building Tax Expenses”, as those terms are defined in Sections 4.2.3 and 4.2.4 below, respectively.

4.2.3                     “Building Operating Expenses” shall mean the portion of “Operating Expenses,” as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.4                     “Building Tax Expenses” shall mean that portion of “Tax Expenses”, as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3.1 below.

4.2.5                     “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.6                     “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.7                     “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate accounting principles and consistent with Comparable Buildings.  Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:  (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including reasonable management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f) below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the Project, any parking licenses, and any agreements with transit agencies affecting the Project (collectively, “Underlying Documents”); (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or reduce current or future Operating Expenses during the Lease Term, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under any governmental law or regulation, or (E) that relate to the safety or security of the Project, its occupants and visitors, and are deemed advisable in the reasonable judgment of Landlord; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.8 below; and (xv) any fees, costs and expenses relating to operating, managing, owning, repairing, and maintaining the “Fitness Center,” as that term is defined in Section 29.36 below, or other amenities at the Project.  Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a)                                 costs, including marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b)                                 except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(c)                                  costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)                                 any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)                                  costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project).  Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f)                                   the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless, and only to the extent that, such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to Building management personnel above the level of the on-site property manager or equivalent;

(g)                                  amount paid as ground rental for the Project by the Landlord;

(h)                                 except for a Project management fee to the extent allowed pursuant to item (l) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)                                     any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)                                    rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k)                                 all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l)                                     fees payable by Landlord for management of the Project in excess of three and one-half percent (3.5%) (the “Management Fee Cap”) of Landlord’s gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying rent, including base rent, pass-throughs, and parking fees (but excluding the cost of after hours services or utilities) from the Project for any calendar year or portion thereof;

(m)                             any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n)                                 rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o)                                 costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p)                                 costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(q)                                 costs arising from Landlord’s charitable or political contributions;

(r)                                    any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; and

(s)                                   the cost of any magazine, newspaper, trade or other subscriptions.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.  If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.8                     Taxes.

4.2.8.1           “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.8.2           Tax Expenses shall include, without limitation:  (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax

Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and (v) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on or with respect to the land and other improvements of the Project.

4.2.8.3           Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred.  Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year.  If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease.  Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.9                     “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.  In the event that rentable square footage is either added to or removed from the Premises and/or the Building, Tenant’s Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant’s Share for such Expense Year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect..

4.3                               Allocation of Direct Expenses.

4.3.1                     Method of Allocation.  The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project.  Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease.  Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.3.2                     Cost Pools.  Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s reasonable discretion.  Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project.  The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

4.4                               Calculation and Payment of Additional Rent.  Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1 below, and as Additional Rent, an amount equal to Tenant’s Share of Building Direct Expenses for each Expense Year.

4.4.1                     Statement of Actual Building Direct Expenses and Payment by Tenant.  Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Building Direct Expenses.  Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Building Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Building Direct Expenses,” as that term is defined in Section 4.4.2 below, and if Tenant paid more as Estimated Building Direct Expenses than the actual Tenant’s Share of Building Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against Rent next due under this Lease.  The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4.  Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Building Direct Expenses is greater than the amount of Estimated Building Direct Expenses previously paid by Tenant to landlord, then Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Building Direct Expenses than the actual Building Direct Expenses (again, an Excess), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess.  The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible for Tenant’s Share of Building Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the expiration of such Expense Year, provided that in any event Tenant shall be responsible for Tenant’s Share of Building Direct Expenses levied by any governmental authority or by any public utility companies at any time following the expiration of such Expense Year which are attributable to any such Expense Year (provided that Landlord delivers to Tenant any such bill for such amounts within two (2) calendar years following Landlord’s receipt of the bill therefor), and provided that Tenant’s liability for Tenant’s Share of Building Direct Expenses levied by any governmental authority or by any public utility companies more than two (2) years after such Expense Year shall not exceed $30,000.00.

4.4.2                     Statement of Estimated Building Direct Expenses.  In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated amount of Tenant’s Share of Building Direct Expenses (the “Estimated Building Direct Expenses”).  The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Building Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Building Direct Expenses theretofore delivered to the extent necessary.  Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Building Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2).  Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator.  Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Building Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5                               Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1                     Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises.  If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2                     If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3                     Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5

USE OF PREMISES

5.1                               Permitted Use.  Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.  Subject to the terms of this Lease and Rules and Regulations and such security measures that Landlord may reasonably deem necessary or desirable for the safety and security of the Project, the Building or the Premises, Tenant shall have access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week, subject to full or partial closures which may be required from time to time for construction, maintenance, repairs, actual or threatened emergency or other events or circumstances which make it reasonably necessary to temporarily restrict or limit access.

5.2                               Prohibited Uses.  Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect.  Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other tenants of the Project.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.  Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

ARTICLE 6

SERVICES AND UTILITIES

6.1                               Standard Tenant Services.  Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1                     Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, as determined by Landlord, from 8:00 A.M. to 6:00 P.M.  Monday through Friday (collectively, the “Building Hours”), except for the dates of observation of New Year’s Day, Independence Day, Labor Day,

Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other Comparable Buildings (collectively, the “Holidays”).

6.1.2                     Landlord shall provide adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment that are, as reasonably determined by Landlord, customarily furnished in Comparable Buildings for the Permitted Use of the Premises.  Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3                     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4                     Landlord shall provide janitorial services to the Premises, except for weekends and the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5                     Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, including on the Holidays, and shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

6.1.6                     Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.  Tenant acknowledges that, pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively, together with any future law or regulation regarding disclosure of energy efficiency data with respect to the Project, “Energy Disclosure Requirements”), Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (“Tenant Energy Use Disclosure”).  Tenant shall cooperate with Landlord with respect to any Tenant Energy Use Disclosure.  Without limiting the generality of the foregoing, Tenant shall, within ten (I 0) days following request from Landlord, disclose to Landlord all information requested by Landlord in connection with such Tenant Energy Use Disclosure, including, but not limited to, the amount of power or other utilities consumed within the Premises for which the meters for such utilities are in Tenant’s name, the number of employees working within the Premises, the operating hours for Tenant’s business in the Premises, and the type and number of equipment operated by Tenant in the Premises.  Tenant acknowledges that this information shall be provided on a non-confidential basis and may be provided by Landlord to the applicable utility providers, the California Energy Commission (and other governmental entities having jurisdiction with respect to the Energy Disclosure Requirements), and any third parties to whom Landlord is legally required to make any Tenant Energy Use Disclosure.  Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure.  Tenant agrees that none of the “Landlord Parties,” as that term is defined in Section 10.1, below, shall be liable for, and Tenant hereby releases the Landlord Parties from, any and all loss, cost, damage, expense and liability relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure.  In addition, Tenant represents to Landlord that any and all information provided by Tenant to Landlord pursuant to this paragraph shall be, to the best of Tenant’s knowledge, true and correct in all material respects, Tenant acknowledges that Landlord shall rely on such information, and Tenant shall indemnify, defend and hold harmless the Landlord Parties from and against all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with or arising from any breach of the foregoing representation and/or Tenant’s failure to timely provide any information requested by Landlord pursuant to this paragraph.  The terms of this paragraph shall survive the expiration or earlier termination of this Lease.

6.2                               Overstandard Tenant Use.  Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease.  If Tenant uses water, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant uses electricity in excess of that customarily used by other tenants of the Building or Project, as reasonably determined by Landlord, then Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of installing, testing and maintaining of such additional metering devices.  Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32 below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord.  If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish.

6.3                               Interruption of Use.  Tenant agrees that Landlord shall not be liable for damages (other than damages to property or bodily injury to the extent caused by the gross negligence or willful misconduct of Landlord), by abatement of Rent (except at set forth in Section 6.4 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease.  Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.  Landlord agrees to make reasonable efforts, consistent with those taken by landlords owning and/or managing Comparable Buildings, to avoid or mitigate any interruption, delay or diminution of any service referred to in this Section 6.3.

6.4                               Rent Abatement.  If Landlord fails to perform the obligations required of Landlord under the terms of this Lease and such failure causes all or a portion of the Premises to be untenantable and unusable by Tenant and such failure relates to the nonfunctioning of the heat, ventilation, and air conditioning system in the Premises, the electricity in the Premises, the nonfunctioning of the elevator service to the Premises, or a failure to provide access to the Premises, Tenant shall give Landlord notice (the “Initial Notice”), specifying such failure to perform by Landlord (the “Landlord Default”).  If Landlord has not cured such Landlord Default within five (5) business days after the receipt of the Initial Notice (the “Eligibility Period”), Tenant may deliver an additional notice to Landlord (the “Additional Notice”), specifying such Landlord Default and Tenant’s intention to abate the payment of Rent under this Lease.  If Landlord does not cure such Landlord Default within five (5) business days of receipt of the Additional Notice, Tenant may, upon written notice to Landlord, immediately abate Rent payable under this Lease for that portion of the Premises rendered untenantable and not used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Landlord Default or the date Tenant recommences the use of such portion of the Premises.  Such right to abate Rent shall be Tenant’s sole and exclusive remedy at law or in equity for a Landlord Default.  Except as provided in this Section 6.4, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term.  In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.  Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the systems and equipment of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith.  Landlord may, but shall not be required to, enter the Premises at all reasonable times and upon reasonable notice (if possible) to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree.  Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1                               Landlord’s Consent to Alterations.  Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building.  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations are decorative only (i.e., installation of carpeting or painting of the Premises).

8.2                               Manner of Construction.  Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term.  Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Sunnyvale, all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues.  In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base

Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building.  The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project.  Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas.  In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Santa Clara in accordance with Section 3093 of the California Civil Code or any successor statute and furnish a copy thereof to Landlord upon recordation, and timely give all notices required pursuant to Section 3259.5 of the California Civil Code or any successor statute (failing which, Landlord may itself execute and file such Notice of Completion and give such notices on behalf of Tenant as Tenant’s agent for such purpose), and Tenant shall deliver to the Project construction manager (A) a reproducible print copy, and (B) an electronic CAD file, of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.  Based upon such “as built” drawings and other documents provided by Tenant, Landlord shall, at Tenant’s expense, update Landlord’s “as-built” master plans for the floor(s) on which the Premises are located, if any, including updated vellums and electronic CAD files, all of which may be modified by Landlord from time-to-time, and the current versions of which shall be made available to Tenant upon Tenant’s request.

8.3                               Payment for Improvements.  If payment is made directly to contractors, Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations.  If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord, in cash prior to the commencement of construction by Landlord, all costs of such work, including an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work (collectively, the “Alteration Costs”); provided, however, to the extent that Landlord provides Tenant with a monetary allowance in connection with such work, Tenant shall only be required to pay to Landlord the amount by which the Alteration Costs exceed such allowance.  If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4                               Construction Insurance.  In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord (which shall in no event be less than the amount actually carried by Tenant) covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article IO of this Lease immediately upon completion thereof.  In addition, Tenant shall obtain and deliver to Landlord certificates of insurance and applicable endorsements from all Third Party Contractors (defined below) at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (each, a “Third Party Contractor”).  All such insurance shall (a) name Landlord, and any other party that Landlord so specifies, as an additional insured under such party’s liability policies (including, without limitation, with respect to premises operations and product-completed operations coverages) as required by Section 10.3.1 below and this Section 8.4, (b) provide a waiver of subrogation in favor of Landlord under each such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements, with coverage amounts as reasonably required by Landlord, which shall in no event be less than the amount actually carried by any such Third Party Contractor.  In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5                               Landlord’s Property.  All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord.  Furthermore, Landlord may, by written notice to Tenant either prior to or following the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord.  If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6                               Tenant Improvement Allowance.  Provided Tenant is not in default under this Lease beyond any applicable cure period, Landlord hereby grants to Tenant the Tenant Improvement Allowance, for use to reimburse Tenant for actual out-of-pocket costs incurred and paid for by Tenant during the period commencing on the Lease Commencement Date and expiring on November 30, 2015 (the “TI Allowance Period”) in connection with the improvement and/or refurbishment of the Premises pursuant to and in accordance with the terms of this Article 8 (the “Tenant Improvements”); provided that Tenant may only apply up to an aggregate amount of the Tenant Improvement Allowance equal to $3.00 per rentable square foot of the Premises toward the cost of professional fees (such as engineers, architects, space planners and interior designers), subject to and conditioned upon Landlord’s receipt of all information (including mechanics lien releases, if applicable) reasonably requested by Landlord.  Any costs incurred by Tenant in excess of the Tenant Improvement Allowance in connection with the performance of the Tenant Improvements shall be the sole responsibility of Tenant.  Following Tenant’s substantial completion of the Tenant Improvements, Landlord shall reimburse Tenant for the reasonable, actual, third-party, out-of-pocket costs (which costs may include, without limitation, labor and materials costs, professional fees (such as engineers, architects, space planners and interior designers and permitting fees)) incurred by Tenant during the TI Allowance Period in performing the Tenant Improvements (up to the amount of the Tenant Improvement Allowance, but after first subtracting a construction oversight fee equal to five percent (5%) of the total cost of the Tenant Improvements) within thirty (30) days following Landlord’s receipt from Tenant of evidence reasonably satisfactory to Landlord that Tenant has paid for and completed the Tenant Improvements in full and in accordance with the terms hereof and that there will be no liens recorded against the Building arising out of or relating to the Tenant Improvements, which evidence shall include: (a) properly executed, unconditional final mechanic’s lien releases from Tenant’s architect/space planner, engineers, consultants, contractors, vendors, subcontractors, laborers, and material suppliers retained and/or used by Tenant (“Tenant’s Agents”), showing the amounts paid, in compliance with California Civil Code Sections 8132, 8134, 8136 and 8138; (b) Tenant’s contractor’s last application and certificate for payment (AIA form G702 1992 or equivalent) signed by Tenant’s architect/space planner; (c) a breakdown sheet (AJA form 0703 1992 or equivalent); (d) original stamped building permit plans; (e) copy of the building permit; (f) original stamped building permit inspection card with all final sign-offs; (g) full size bond copies and a CD R disk containing electronic files of the “as built” drawings of the Tenant Improvements in both “dwg” and “pdf’ formats, from Tenant’s architect/space planner for architectural drawings, and from Tenant’s contractor for all other trades; (h) air balance reports; (i) excess energy use calculations; (i) one year warranty letters from Tenant’s Agents; (k) manufacturer’s warranties and operating instructions; (l) final punchlist completed and signed off by Tenant and Tenant’s architect/space planner; (m) letters of compliance from Tenant’s engineers stating that the engineers have inspected the Tenant Improvements and that they comply with the engineers’ drawings and specifications; (n) a copy of the recorded Notice of Completion; and (o) a final list of all contractors/vendors/consultants retained by Tenant in connection with the Tenant Improvements and any other improvements in the Premises pursuant to this Section 8.6, which final list shall set forth the full legal name, address, contact name (with telephone/fax/e mail addresses) and the total price paid by Tenant for goods and services to each of such contractors/vendors/consultants; provided that Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building.  Landlord shall have no obligation to disburse any portion of the Tenant Improvement Allowance with respect to any Tenant Improvements that are performed after the expiration of the TI Allowance Period, and any such unused amounts of the Tenant Improvement Allowance as of the end of the TI Allowance Period shall revert to Landlord and Tenant shall have no further rights with respect thereto.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith.  Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility.  Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.  The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease.  Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract.  Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1                        Indemnification and Waiver.  Tenant hereby assumes all risk of damage to property or injury to persons in or upon the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in or upon the Premises) except to the extent caused by Landlord’s negligence or willful misconduct, and agrees that Landlord, its subsidiaries, affiliates, partners, subpartners, members and their respective officers, directors, shareholders, partners, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the negligence or willful misconduct of the Landlord Parties.  Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in or upon the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in or upon the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord.  Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees.  The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project.

10.2                        Tenant’s Compliance With Landlord’s Fire and Casualty Insurance.  Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises that have been communicated in advance to Tenant.  If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase.  Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3                        Tenant’s Insurance.  Tenant shall maintain the following coverages m the following amounts.

10.3.1              Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, for limits of liability not less than that actually carried by Tenant, which shall be no less than:

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $2,000,000 annual aggregate

Personal Injury Liability	$1,000,000 each occurrence $2,000,000 annual aggregate 0% Insured’s participation

Tenant’s commercial general liability insurance policy described above shall also provide for an additional $5,000,000 per occurrence and $5,000,000 annual aggregate on a per location basis in umbrella/excess liability coverage.

If the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require.

10.3.2              Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the Tenant Improvements and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises.  With respect to the items covered in clauses (ii) and (iii) above, such policy shall name Landlord and Landlord’s mortgagee as additional loss payees as their interests may appear.  Such insurance shall be written on a cause of loss-special risk form (formerly “all-risk”) or its equivalent, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3              Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4              Contractual liability insurance as is available in the market to cover, to the extent possible, Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy and umbrella/excess liability insurance policy).

10.3.5              Comprehensive crime coverage of $1,000,0000.

10.3.6              Commercial auto liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, insuring Tenant and scheduled to the umbrella/excess liability insurance policy.

10.4                        Form of Policies.  The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease.  Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional named insured, including Landlord’s managing agent, if any; (ii) to the extent available in the market generally, specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of A+:VIII or better in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord.  Tenant shall deliver a certificate(s) evidencing such coverage to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof.  In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option and if it is determined that Tenant has failed to maintain the required coverage, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.  Tenant shall require any vendors or contractors that it shall hire to perform work/services on Premises to procure similar insurance, as required by Landlord of Tenant in this Lease including naming as additional insureds Landlord and any other party Landlord so specifies.

10.5                        Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder.  The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder.  The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

10.6                        Additional Insurance Obligations.  Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of other Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1                        Repair of Damage to Premises by Landlord.  Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty.  If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas.  Such restoration shall be to substantially the same condition of the Base Building and the Common

Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage.  In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition.  Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.  In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2                        Landlord’s Option to Repair.  Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant.  Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within two hundred seventy (270) days after being commenced or such longer period as Landlord’s contractor had estimated would be required to complete such repairs (subject to extension for delays caused by Force Majeure and delays caused by Tenant), Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month.  Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.  Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

11.3                        Waiver of Statutory Provisions.  The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby.  The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained.  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.  No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority.  Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.  All Rent shall be apportioned as of the date of such termination.  If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.  Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises.  Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1                        Transfers.  Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”).  If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E.  Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease.  Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in the aggregate, but such limitation of fees shall only apply to the extent such Transfer is in the ordinary course of business.  Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2                        Landlord’s Consent.  Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice.  Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1              The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2              The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3              The Transferee is either a governmental agency or instrumentality thereof;

14.2.4              The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5              The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.6              Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3                        Transfer Premium.  If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee.  “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred.  “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, any debt relief benefiting Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.  The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4                        Landlord’s Option as to Subject Space.  Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or a portion of the Premises (or in the event of any other Transfer or Transfers entered into by Tenant as a subterfuge in order to avoid the terms of this Section 14.4), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).  The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice.  Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space.  Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date.  In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.  If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14.  If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5                        Effect of Transfer.  If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6                        Additional Transfers.  For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (8) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7                        Occurrence of Default.  Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer.  If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.  Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant.  Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease.  No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing.  In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.  If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8                        Permitted-Transfers.  Notwithstanding anything to the contrary contained in this Article 14, in the event of a Transfer by Tenant to a Transferee which is an affiliate of Tenant (an “Affiliate”) (an entity which is controlled by, controls, or is under common control with, Tenant), while subject to all other provisions of this Article 14, such Transfer to Tenant’s Affiliate shall not require Landlord’s consent under Sections 14.1 and 14.2, above, and shall not be subject to Sections 14.3 or 14.4, above, provided that Tenant notifies Landlord of any such Transfer to Tenant’s Affiliate and promptly supplies Landlord with any documents or information requested by Landlord regarding such Transfer or Affiliate, and further provided that such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease.  The assignee (but not a subtenant) under a Transfer specified hereinabove shall be referred to as a “Permitted Transferee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1                        Surrender of Premises.  No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord.  The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated.  The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2                        Removal of Tenant Property by Tenant.  Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or

Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted.  Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed (the notification of which may be provided to Tenant either prior to or following the expiration or earlier termination of this Lease), and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to 150% during the first two (2) months immediately following the expiration or earlier termination of the Lease Term, and 200% thereafter.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee.  Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project.  Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes.  At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year.  Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.  Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto.  Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant.  Landlord’s interest herein may be assigned as security at any time to any lienholder.  Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

DEFAULTS; REMEDIES

19.1                 Events of Default.  The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2              Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3              Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.4              The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.5              Tenant’s failure to occupy the Premises within ten (10) business days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2                        Remedies Upon Default.  Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)                                     The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii)                                  The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                               The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)                              Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v)                                 At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law.  As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2              Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3              Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3                        Subleases of Tenant.  Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4                        Form of Payment After Default.  Following the occurrence of three (3) financial events of default by Tenant in any twelve (12) consecutive month period, Landlord shall have the right to require either or both of the following: (i) that all subsequent amounts required to be paid by Tenant to Landlord pursuant to this Lease, be paid in advance on a quarterly basis, and/or (ii) that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5                        Efforts to Relet.  No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.  Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.  The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease.  If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount.  Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term.  Tenant shall not be entitled to any interest on the Security Deposit.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any successor statute, and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s default under this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 22

SUBSTITUTION OF OTHER PREMISES

Landlord shall have the right to move Tenant to other space in the Project comparable to the Premises, and all terms hereof shall apply to the new space with equal force; provided that Tenant’s then existing monetary obligations under this Lease shall not be increased as a result of such relocation of the Premises.  In such event, Landlord shall give Tenant prior notice, shall provide Tenant, at Landlord’s sole cost and expense, with tenant improvements at least equal in quality to those in the Premises and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable.  In addition, Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in connection with such relocation (including, but not limited to, the costs of reasonable supplies of replacement stationery and telephone installations), within thirty (30) days of Landlord’s receipt of an invoice therefor.  Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

ARTICLE 23

SIGNS

23.1                        Full Floors.  Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2                        Multi-Tenant Floors.  If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3                        Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Tenant may not install any signs on the exterior or roof of the Project or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4                        Building Directory.  A building directory will be located in the lobby of the Building.  Tenant shall have the right, at Tenant’s sole cost and expense, to designate name strips to be displayed under Tenant’s entry in such directory at the rate of one (I) strip per each 1,000 rentable square feet of the Premises.  In the event that Landlord elects, in its sole discretion, to replace the currently existing fixed Building directory with an electronic directory, Tenant shall have the right, at Tenant’s sole cost and expense, to designate listings to be displayed under Tenant’s entry in such electronic directory at the rate of one (I) listing per each 1,000 rentable square feet of the Premises.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.  At its sole cost and expense, Tenant shall promptly comply with all such governmental measures.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations.  Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges that the Common Areas and the Premises have not undergone inspection by a Certified Access Specialist (CASp).

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder.  The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.  In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1                        Landlord’s Cure.  All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein.  If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2                        Tenant’s Reimbursement.  Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor:  (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended.  Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment.  Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform.  Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes.  Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant.  In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises.  Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.  No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Commencing on the Lease Commencement Date, Tenant shall have the right to use up to the amount of parking passes set forth in Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility.  Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of such parking passes by Tenant or the use of the parking facility by Tenant.  Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.  Landlord may, at any time, institute valet assisted parking, tandem parking stalls, “stack” parking, or other parking program within the Project parking facility, and Landlord may, at any time, designate all or any portion of Tenant’s unreserved parking passes for the use of parking in an offsite parking facility reasonably designated by Landlord, and Tenant and its employees shall comply with any such measures.  Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord.  The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.  Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.  The Project parking facility includes an underground parking facility (the “City Parking Access Area”), which is available for public parking as set forth in this Article 28.  The City of Sunnyvale has the right, pursuant to that certain Declaration of Covenants, Conditions, and Restrictions and Reciprocal Easement Agreement (Downtown Sunnyvale Parking Structures) dated as of November 15, 2000 and recorded November 22, 2000, as Instrument Number 15470449 in the Official Records of Santa Clara County, California, to use 320 parking spaces in the City Parking Access Area for public parking during the hours of 6:00 PM and 6:00 AM, Monday through Friday, and at all times on Saturdays and Sundays and to use the entire Project parking facility for public parking for “special events” during evening and weekend hours up to eight (8) times per year as specified by the City of Sunnyvale (collectively, the “City Parking Rights”).  All parking rights of Tenant under this Lease are subject to the City Parking Rights, including without limitation the right of the City of Sunnyvale to collect fees for parking in the City Parking Access Area during the hours of 6:00 PM and 6:00 AM, Monday through Friday, and at all times on Saturdays and Sundays.  Landlord shall have the right to make reasonable modifications to the City Parking Rights, or to create, accept or adopt additional City Parking Rights, so long as they do not materially adversely affect Tenant’s parking rights as provided in this Article 28.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1                        Terms; Captions.  The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2                        Binding Effect.  Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3                        No Air Rights.  No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.  If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4                        Modification of Lease.  Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor.  At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (I 0) business days following the request therefor.

29.5                        Transfer of Landlord’s Interest.  Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6                        Prohibition Against Recording.  Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7                        Landlord’s Title.  Landlord’s title is and always shall be paramount to the title of Tenant.  Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8                        Relationship of Parties.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9                        Application of Payments.  Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10                 Time of Essence.  Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11                 Partial Invalidity.  If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12                 No Warranty.  In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13                 Landlord Exculpation.  The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises.  Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.  The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.  Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.  Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14                 Entire Agreement.  It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease.  None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15                 Right to Lease.  Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project.  Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16                 Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17                 Waiver of Redemption by Tenant.  Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18                 Notices.  All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally.  Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.  Any Notice will be deemed given (i)

three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made.  As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Jones Lang LaSalle Americas Inc.
Sunnyvale City Center
100 Mathilda Place, Suite 101
Sunnyvale, California 94086
Attention: Stacey Kelsey, RPA, General Manager

and

J.P. Morgan Investment Management Inc.
2029 Century Park East, Suite 4150
Los Angeles, California 90067
Attention: Karen Wilbrecht, Vice President

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars
Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

29.19                 Joint and Several.  If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20                 Authority.  If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.  In such event, Tenant shall, within twenty (20) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

29.21                 Attorneys’ Fees.  In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all reasonable and direct costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22                 Governing Law; WAIYER OF TRIAL BY JURY.  This Lease shall be construed and enforced in accordance with the laws of the State of California.  IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23                 Submission of Lease.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24                 Brokers.  Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.25                 Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord (except as expressly provided in Section 6.4 above).

29.26                 Project or Building Name and Signage.  Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in its sole discretion, desire.  Tenant shall not use the words “Sunnyvale City Center” or the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

29.27                 Counterparts.  This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document.  Both counterparts shall be construed together and shall constitute a single lease.

29.28                 Confidentiality.  Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information and each party shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than, in the case of Tenant, its financial, legal, and space planning consultants or as required by Law, and in the case of Landlord, the Landlord Parties, current and prospective mortgagees of the Building, prospective purchasers, appraisers, financial and legal consultants or as required by Law.

29.29                 Development of the Project.

29.29.1                               Subdivision.  Landlord reserves the right to further subdivide all or a portion of the Project.  Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision.

29.29.2                               The Other Improvements.  If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, provided that Tenant’s rights under this Lease are not materially impaired, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project.  Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to convey all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.29.3                               Construction of Project and Other Improvements.  Tenant acknowledges that portions of the Project and/or the Other Improvements may be subject to demolition or construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc.  which are in excess of that present in a fully constructed project.  Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such demolition or construction; provided that, subject to the other terms and conditions of this Lease, the foregoing waiver shall not limit Tenant’s right to abate Rent to the extent set forth in Section 6.4 above.  Landlord agrees to make reasonable efforts, consistent with those taken by landlords owning and/or managing Comparable Buildings, to avoid or mitigate the adverse effects of demolition or construction described in this Section 29.29.

29.30                 Building Renovations.  It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises.  Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent (except as provided in Section 6.4 above).  Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.  Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of or access to the Premises in connection with any such Renovations.  Landlord agrees to make reasonable efforts, consistent with those taken by landlords owning and/or managing Comparable Buildings, to avoid or mitigate the adverse effects of Renovations described in this Section 29.29.

29.31                 No Violation.  Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32                 Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith.  All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”).  Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal.  In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the reasonable cost thereof to Tenant.  In addition, Landlord reserves the right at any time to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

29.33                 Access Control Cards.  Landlord shall have the right to institute and or continue the use of access control systems and/or procedures at the Building and/or Project that may include the provision of personal access control cards to individual employees of Tenant.  In such event, any such cards shall be personal to each particular employee, and Tenant shall cooperate with Landlord in order to ensure that such cards are used by employees of Tenant only, and are not transferred to any other persons.  Tenant shall additionally comply with any other reasonable requirements instituted or already used by Landlord in connection with such systems or procedures.

29.34                 Transportation Management.  Tenant shall comply with all future governmentally mandated programs intended to manage parking, transportation or traffic in and around the Project.  In connection with such compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.35                 Wireless Communications.

29.35.1                               Landlord’s Wireless Communication Equipment.  Tenant acknowledges that Landlord may elect, in its sole and absolute discretion, to install and maintain (either itself or through a third party service provider) certain office and communications services (specifically including, without limitation, wireless communication equipment) in the Building or Project, or any portion thereof (“Landlord’s Communication Equipment”).

29.35.2                               Tenant’s Wireless Communication Equipment.  Subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and subject to, in accordance with, and the terms and conditions set forth in Article 8, above, and this Section 29.35, Tenant may install and maintain, at Tenant’s sole cost and expense, wireless communication equipment within the Premises (the “Wireless Communication Equipment”).  Such Wireless Communication Equipment shall be used for wireless communications within the Premises only, and shall be for the servicing of the operations conducted by Tenant from within the Premises.  Tenant shall not be entitled to license its Wireless Communication Equipment to any third party, nor shall Tenant be permitted to receive any revenues, fees or any other consideration for the use of such Communication Equipment by any third party.  Such Wireless Communication Equipment shall, in all instances, comply with applicable governmental laws, codes, rules and regulations.

29.35.3                               Use of Wireless Equipment.  Tenant hereby acknowledges and agrees that its use of the Wireless Communication Equipment (i) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other tenant or occupant of the Building or Project, (ii) shall not be permitted to interfere with any wireless communication equipment or other equipment of any other third-party with whom Landlord has any third-party agreement, and (iii) shall not be permitted to interfere with Landlord’s Communication Equipment.  Landlord shall use commercially reasonable efforts to ensure that Landlord’s Communication Equipment does not interfere with Tenant’s Wireless Communication Equipment; provided, however, Tenant hereby acknowledges and agrees that Landlord has made no warranty or representation to Tenant with respect to the suitability of the Premises for any wireless communications, specifically including, without limitation, with respect to the quality and clarity of any receptions and transmissions to or from the Wireless Communication Equipment and the presence of any interference with such signals whether emanating from Landlord’s Communication Equipment, the Building, the Project or otherwise.  In no event shall any such interfere with Tenant’s Wireless Communication Equipment have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

29.36                 Fitness Center.  Subject to the provisions of this Section 29.36, so long as Tenant is not in default under this Lease, and provided Tenant’s employees execute Landlord’s standard waiver of liability form, then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center in the building located on the first (I’’) floor of the building located at 100 Mathilda Place, Sunnyvale, California, or similar facilities serving the Project (collectively, the “Fitness Center”) during the initial Lease Term.  The costs of operating, maintaining and supplying the Fitness Center shall be included in Operating Expenses.  The use of the Fitness Center shall be subject to the rules and regulations that may be established from time to time by Landlord for the Fitness Center.  Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Fitness Center Users’ use of the Fitness Center.  Tenant shall not permit any person other than the Fitness Center Users to use the Fitness Center without the prior written approval of Landlord or Landlord’s representative.  All Fitness Center Users and approved guests must have pre-authorized keycards to enter the Fitness Center.  Fitness Center Users’ keycards shall not be shared and shall only be used by the individual to whom such keycard was issued.  Failure to abide by this rule may result in immediate termination of such Fitness Center User’s right to use the Fitness Center.  Tenant acknowledges that the provisions of this Section 29.36 shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Lease Term, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center.  In addition, in the event that Landlord no longer owns the building(s) in which the Fitness Center is located, the rights of Tenant and the Fitness Center Users to use the Fitness Center may, at Landlord’s option, be terminated.  No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ right to the Fitness Center shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

29.37                 No Discrimination.  There shall be no discrimination against, or segregation of, any person or persons on account of sex, marital status, race, color, religion, creed, national origin, sexual orientation, familial status, disability or ancestry in the Transfer of the Premises, or any portion thereof, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees of the Premises, or any portion thereof.

[Signatures to appear on the following page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“Landlord”:

SPF MATHILDA, LLC,
a Delaware limited liability company

By:	/s/ Karen Wilbrecht
	Name:	Karen Wilbrecht
	Its:	Vice President

“Tenant”:

KNOWLES ELECTRONICS, LLC,
a Del ware limited liability company

By:	/s/ James Wynn
	Name:	James Wynn
	Its:	SVP-Global Supply Chain

By:
Name:
Its:

EXHIBIT A

SUNNYVALE CITY CENTER

OUTLINE OF PREMISES

[TO BE PROVIDED]

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EXHIBIT B

SUNNYVALE CITY CENTER

INTENTIONALLY OMITTED

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EXHIBIT C

SUNNYVALE CITY CENTER

NOTICE OF LEASE TERM DATES

To:

Re:                            Office Lease dated                       , 201  between                        , a                            (“Landlord”), and                       , a                          (“Tenant”) concerning Suite                    on floor(s)                        of the office building located at                          , Sunnyvale, California.

Ladies and Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                                      The Lease Term shall commence on or has commenced on                       for a term of                      ending on                         .

2.                                      Rent commenced to accrue on                        , in the amount of                       .

3.                                      If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter shall be for the full amount of the monthly installment as provided for in the Lease.

4.                                      Your rent checks should be made payable to                       at                      .

5.                                      The exact number of rentable square feet within the Premises is                         square feet.

6.                                      Tenant’s Share as adjusted based upon the exact number of rentable square feet within the Premises is                       %.

Failure of Tenant to timely execute and deliver this Notice of Lease Term Dates shall constitute an acknowledgment by Tenant that the statements included in this notice are true and correct, without exception.

“Landlord”:

By:
Name:
Its:

Agreed to and Accepted as
of                 , 201 .

“Tenant”:

a

By:	/s/ James Wynn
	Its:	SVP-Global Supply Chain

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EXHIBIT D

SUNNYVALE CITY CENTER

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations.  Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project.  Landlord shall apply the Rules and Regulations in a uniform and nondiscriminatory manner.  In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.                                      Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.  Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.  Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.                                      All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.                                      Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the downtown area of Sunnyvale, California.  Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.  Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register.  Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building.  Landlord will furnish passes to persons for whom Tenant requests same in writing.  Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4.                                      No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord.  All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates.  Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.                                      No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6.                                      The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord.  Employees

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of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.                                      No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord.  Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.                                      The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.                                      Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent.  Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10.                               Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.                               Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12.                               Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.                               Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way.  Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.                               Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, firearms, or, except in areas designated by Landlord, bicycles or other vehicles.

15.                               No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.                               The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary.  Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.  Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17.                               Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

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18.                               Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.                               Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20.                               Tenant shall store all its trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the downtown area of Sunnyvale, California without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21.                               Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22.                               Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23.                               No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes.  All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord.  Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24.                               The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25.                               Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26.                               Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27.                               Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project.  Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof.  Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences.  Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

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28.                               All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29.                               Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30.                               No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31.                               No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

32.                               Tenant shall have the exclusive right to use its reserved parking spaces, if any, from 6:00 A.M. to 6:00 P.M. Monday through Friday.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein.  Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project.  Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

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EXHIBIT E

SUNNYVALE CITY CENTER

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                     , 201  by and between            as Landlord, and the undersigned as Tenant, for Premises on the                      floor(s) of the office building located at                    , Sunnyvale, California                     , certifies as follows:

1.                                      Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto.  The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.                                      The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                        , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.                                      Base Rent became payable on                           .

4.                                      The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.                                      Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.                                      Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7.                                      All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     .  The current monthly installment of Base Rent is $                    .

8.                                      All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9.                                      No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10.                               As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.                               If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12.                               There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

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13.                               Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14.                               To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                   on the         day of           ,201 .

“Tenant”:

a
By:	/s/ James F. Wynn
	Its:	SVP-Global Supply Chain

By:
Its:

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